UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2014

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 24, 2014, Group 1 Automotive, Inc. (the "Company") issued a press release (the "Final Pricing Press Release") announcing that it has determined the final purchase price offered by the Company pursuant to its previously announced cash tender offer (the "Offer") to purchase for cash any and all of its outstanding 3.00% Convertible Senior Notes due 2020 (the "Notes"). The final purchase price per $1,000 principal amount of Notes was determined to be $2,275.36. In addition to the final purchase price, holders participating in the Offer were eligible to receive, in respect of their Notes accepted for purchase, accrued and unpaid interest on such Notes to, but excluding, the settlement date of the Offer.

On June 25, 2014, the Company issued a press release (the "Settlement Press Release") announcing the expiration and final results of the Offer. The Offer expired at 12:00 midnight, New York City time, on Tuesday, June 24, 2014.

As of the expiration of the Offer, $92,450,000 aggregate principal amount of Notes, representing approximately 80.4% of the outstanding Notes, were validly tendered and not validly withdrawn pursuant to the Offer. The Company has accepted for purchase all Notes that were validly tendered and not validly withdrawn pursuant to the Offer.

The Company settled the Offer on June 25, 2014 and paid an aggregate of approximately $211.6 million (including accrued but unpaid interest and dealer manager fees) to purchase all of the Notes that were validly tendered and not validly withdrawn. Immediately following the settlement of the Offer, approximately $22,550,000 principal amount of Notes remain outstanding.

As the Company has purchased $92,450,000 in aggregate principal amount of the Notes pursuant to the Offer, the special mandatory redemption provision under the Company’s indenture governing its 5.000% Senior Notes due 2022 is no longer applicable.

Copies of the Final Pricing Press Release and Settlement Press Release are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Group 1 Automotive, Inc. dated as of June 24, 2014.
99.2 Press Release of Group 1 Automotive, Inc. dates as of June 25, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

June 25, 2014	By:	/s/ John C. Rickel

Name: John C. Rickel
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Group 1 Automotive, Inc. dated as of June 24, 2014.
99.2	Press Release of Group 1 Automotive, Inc. dated as of June 25, 2014.